As filed with the Securities and Exchange Commission on March 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8536826 (I.R.S. Employer Identification No.)

6060 American Plaza, Suite 600

Tulsa, Oklahoma 74135

(918) 237-4000

(Address of Principal Executive Offices, Zip Code)

Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan
(Full title of the Plan)

Joel W. Kanvik

Chief Legal Officer and Secretary

6060 American Plaza, Suite 600

Tulsa, Oklahoma 74135

(918) 237-4000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

___________________________________________

Copy to:

Douglass M. Rayburn

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, Texas 75201

(214) 698-3100

___________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Units	4,000,000	$2.27	$9,080,000	$990.63

(1)

In addition to the number of common units (the “Common Units”) of Blueknight Energy Partners, L.P. (the “Partnership”) set forth in the above table, this Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Units, to be granted pursuant to the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated, the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this Registration Statement to prevent dilution as a result of any unit dividend, unit split, recapitalization or other similar transaction pursuant to the terms of the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of a Common Unit reported on the Nasdaq Global Market on March 1, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by the Partnership pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 4,000,000 Common Units for issuance pursuant to the Plan. The board of directors of our general partner, Blueknight Energy Partners G.P., L.L.C., recommended for approval and, on November 23, 2020, the unitholders of the Partnership approved an amendment and restatement of the Plan that increased the number of Common Units available for issuance under the Plan from 4,100,000 to 8,100,000.

In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, the Partnership hereby incorporates by reference the original Registration Statement on Form S-8 filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 20, 2007 (File No. 333-144737), the additional Registration Statement on Form S-8 filed by the Partnership with the Commission on September 26, 2011 (File No. 333-177005) and the additional Registration Statement on Form S-8 filed by the Partnership with the Commission on March 5, 2015 (File No. 333-202537).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Partnership with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 26, 2020;

●

the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020, for the quarter ended June 30, 2020 filed on August 6, 2020, and for the quarter ended September 30, 2020 filed on November 5, 2020;

●

the Current Reports on Form 8-K filed on January 6, 2020, January 13, 2020, May 15, 2020, June 22, 2020, August 5, 2020, August 10, 2020 and November 23, 2020, December 21, 2020, January 14, 2021, February 1, 2021, and March 1, 2021; and

●

the description of the Partnership’s securities contained on Exhibit 4.5 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 26, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Partnership pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1

Amended and Restated Certificate of the Partnership, dated November 19, 2009, but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed on November 25, 2009, and incorporated herein by reference).

4.2

First Amendment to the Certificate of the Partnership, dated July 18, 2019, (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed on July 22, 2019, and incorporated herein by reference).

4.3

Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 14, 2011 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed on September 14, 2011, and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of PricewaterhouseCoopers, LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page herein).

99.1

Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (As Amended and Restated Effective September 9, 2020) (filed as Annex A to the Partnership’s definitive proxy statement on Schedule 14A, filed on October 9, 2020, and incorporated herein by reference).

____________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 4, 2021.

Blueknight Energy Partners, L.P.

By:	Blueknight Energy Partners G.P., L.L.C. Its General Partner

By:	/s/ Matthew R. Lewis
Name:	Matthew R. Lewis
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. Andrew Woodward, Matthew R. Lewis and Joel W. Kanvik, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ D. Andrew Woodward	Chief Executive Officer	March 4, 2021
D. Andrew Woodward	(Principal Executive Officer)

/s/ Matthew R. Lewis	Chief Financial Officer	March 4, 2021
Matthew R. Lewis	(Principal Financial Officer)

/s/ Michael McLanahan	Chief Accounting Officer
Michael McLanahan	(Principal Accounting Officer)	March 4, 2021

/s/ Duke R. Ligon
Duke R. Ligon	Chairman of the Board	March 4, 2021

/s/ Steven M. Bradshaw
Steven M. Bradshaw	Director	March 4, 2021

/s/ John A. Shapiro
John A. Shapiro	Director	March 4, 2021

/s/ W.R. “Lee” Adams
W.R. “Lee” Adams	Director	March 4, 2021

/s/ Edward Drew Brooks
Edward Drew Brooks	Director	March 4, 2021

/s/ Joel D. Pastorek
Joel D. Pastorek	Director	March 4, 2021

/s/ Robert H. Lampton
Robert H. Lampton	Director	March 4, 2021

/s/ William W. Lampton
William W. Lampton	Director	March 4, 2021